As filed with the Securities and Exchange Commission on May 12, 2000

                                                    Registration No. 333-35026
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  -----------

                              Amendment No. 2 to

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  -----------
                    STRUCTURED ASSET SECURITIES CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                       74-2440850
-------------------------------           ------------------------------------
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               200 Vesey Street
                           New York, New York 10285
                                (212) 526-7000
                           ------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 Mark L. Zusy
                    Structured Asset Securities Corporation
                               200 Vesey Street
                           New York, New York 10285
                                (212) 526-4428
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)
                                 ------------
                                  Copies to:
          John Arnholz, Esq.                            Scott Kimmel, Esq.
           Brown & Wood LLP                            Lehman Brothers Inc.
             1666 K Street                               200 Vesey Street
     Washington, D.C. 20006-1208                     New York, New York 10285
            (202) 533-1444                                (212) 526-2439


       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.
                           ------------------------
     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE
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
============================================ ==================== ===================== ===================== ======================

                                                 Amount Being        Proposed Maximum      Proposed Maximum
   Title of Securities Being Registered          Registered        Offering Price Per    Aggregate Offering         Amount of
                                                                         Unit(1)               Price(1)            Registration
                                                                                                                      Fee(2)
-------------------------------------------- -------------------- --------------------- --------------------- ----------------------

Asset-Backed Certificates and Asset-Backed      $1,000,000.00             100%             $1,000,000.00             $264.00
Notes
============================================ ==================== ===================== ===================== ======================

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(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      $264.00 previously paid.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-68513 and 333-31252 previously filed by the Registrant.

                   -----------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

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

SEC Registration Fee......................................................................            $  264
Trustee's Fees and Expenses (including counsel fees)*.....................................            25,000
Printing and Engraving Costs*.............................................................            30,000
Rating Agency Fees*.......................................................................           170,000
Legal Fees and Expenses*..................................................................            80,000
Blue Sky Fees and Expenses*...............................................................             5,000
Accounting Fees and Expenses*.............................................................            20,000
Miscellaneous*............................................................................             5,000
                                                                                            -------    -----
   Total..................................................................................          $335,264
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* Estimated in accordance with Item 511 of Regulation S-K.

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Item 15. Indemnification of Directors and Officers.

     The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.
Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

     1.1(2)      Form of Underwriting Agreement

     3.1(1) Certificate of Incorporation of Structured Asset Securities Corporation as currently in effect

     3.2(1) Bylaws of Structured Asset Securities Corporation as currently in effect

     4.1(4)      Form of Deposit Trust Agreement

     4.2(4)      Form of Administration Agreement

     4.3(2)(3)   Form of Trust Agreement

     4.4(4)      Form of Indenture

     4.5(4)      Form of Sale and Collection Agreement

     4.6(2)      Form of Servicing Agreement

     4.7(2)      Form of Standard Provisions for Servicing

     5.1 Opinion of Brown & Wood LLP as to legality (including consent of such firm)

     8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm included in Exhibit 5.1)

     23.1        Consent of Brown & Wood LLP (included in Exhibit 5.1)

     24.1(4)     Power of Attorney (included on page II-4)

     99.1(2)     Form of Primary Mortgage Insurance Policy

     99.2(2)     Form of FHA Mortgage Insurance Certificate

     99.3(2)     Form of VA Loan Guaranty

     99.4(2)     Form of Mortgage Pool Insurance Policy

     99.5(2)     Form of Standard Hazard Insurance Policy

     99.6(2)     Form of Special Hazard Insurance Policy

     99.7(2)     Form of Bankruptcy Bond

     99.8(3)     Form of Mortgage Repurchase Bond

     99.9(3)     Form of Letter of Credit

     99.10(3)    Form of Interest Rate Protection Agreement

     99.11(3)    Form of Interest Rate Swap Agreement

     99.12(3)    Form of Certificate Guarantee Insurance Policy

     99.13(2)(3) Form of Exchange Agreement

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(1)  Incorporated herein by reference to the Registrant's Registration
     Statement on Form S-3 (Reg. No. 333-47499), filed with the Commission on March 6, 1998.

(2) Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-11 (Reg. No. 33-13986), filed with the Commission on December 12, 1987.

(3) Incorporated herein by reference to Form 8-K filed by Structured Asset Securities Corporation on March 15, 1989.

(4)  Previously filed.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 12th day of May, 2000.


                                      STRUCTURED ASSET SECURITIES
                                      CORPORATION


                                      By: /s/ Mark L. Zusy
                                          -----------------------
                                          Mark L. Zusy
                                          Chairman


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark L. Zusy, Neal Leonard, James J. Sullivan and David Goldfarb, and each of them his or her true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




               Signature                                        Title                           Date


         /s/ Mark L. Zusy                              Chairman and Director              May 12, 2000
         -------------------------
         Mark L. Zusy
         -------------------------                     Managing Director and
         /s/ Neal Leonard                              Director                           May 12, 2000

         Neal Leonard
         -------------------------
         /s/ James J. Sullivan                         Director                           May 12, 2000
         James J. Sullivan

         /s/ David Goldfarb                            Controller                         May 12, 2000
         -------------------------                     (Principal Financial and
         David Goldfarb                                Accounting Officer)


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